Exhibit 4.12

[INFORMAL ENGLISH TRANSLATION]

Date: February 9, 2020

Name of the customer:     Itamar Medical Ltd. (hereinafter: the “Borrower” or the “Company” or the “Customer”)

Company No. 512434218

Address:       9 Halamish Street, Caesarea 3088900

Account number:     250888 in the Orot Mall Branch (hereinafter: the “Account”)

To: Mizrahi Tefahot Bank Ltd. (hereinafter: the “Bank”)

To Whom It May Concern:

Re: Credit Agreement

We are setting forth in writing the agreements reached between us in connection with the Credit Line and the loans made available to the Company, from time to time, in reliance on this Agreement and in reliance of a specific credit agreement and/or specific loan agreement that will be submitted to you in the future, from time to time, in reliance on this Credit Agreement. In addition to the provisions of this Agreement, the terms of the Line of Credit and all of the loans that will be provided to the Company, under any of the credit frameworks (hereinafter: the “Credit”), shall be in accordance with and subject to the “Account Opening Application” and/or “Account Changes” and “Account Management Packet” and “Credit Packet for a Business Customer,” and all of the appendices and amendments in which we have engaged with the Bank, as well as subject to any specific credit / loan agreement or otherwise, between the Company and the Bank (hereinafter: the “Credit Documents”), and all of the provisions of the Credit Documents and all of the terms thereof shall apply and be binding with respect to the credit that will be provided to the Company by you. This Credit Agreement hereby replaces the line of credit agreements dated March 29, 2017 (including its amendments) and March 12, 2019 (hereinafter: the "Former Agreement"). It is hereby clarified that the provisions of this Agreement shall apply to credit lines which were provided under the credit frameworks pursuant to the Former Agreement, mutatis mutandis.

1.	Types of credit:

The amount of the credit that will be provided pursuant to this Agreement: a sum of USD 17,000,000, and subject to the provisions of section 4.1.1. hereunder, the amount of the credit shall be USD 20,000,000 (hereinafter: the “Credit Amount”).

The Line of Credit and the Credit will be provided and may be utilized by the Company as of the date on which all of the preconditions and general terms as set forth in Section 5 below are satisfied (hereinafter: the “Preconditions”) and subject to the Bank’s signature on this Agreement.

All of the Credit Amounts that were provided and/or will be provided to the Company shall be repaid in full pursuant to the agreements set forth in the documents signed and/or that will be signed by the Company in connection with the provision of the same Credit, and subject to the terms of this Agreement.

2.	The Lender - Mizrahi Tefahot Bank Ltd. (hereinafter: the “Bank”)

3.	The Borrower - Itamar Medical Ltd., Company No. 512434218 (hereinafter: the “Borrower” or the “Company”)

4.	Types of credit:

4.1.	Long-term loans framework -

4.1.1.

The Bank shall provide a long-term loans framework (hereinafter: "Loans framework") in a cumulative amount of USD 10,000,000. It is hereby agreed that upon the fulfillment of the following terms, the Loans Framework shall be increased to the sum of USD 13,000,000 (the “Increase”):

A.   There has been no adverse change in the borrower's state.

B.    The borrowers' revenues in the months January – June 2020, were no less than USD 15,000,000.

The Borrower shall provide the bank with documents evidencing the foregoing, to the bank's satisfaction.

The Loans Framework shall be valid and may be taken, until 25.10.2020. It is hereby agreed that the sum of the loan shall be no less than USD 2,000,000. It is hereby agreed that the Borrower may also elect to utilize the Long-term Loans Framework in order to obtain short term loans.

The Borrower’s notice of its intent to withdraw any loan as stated above will be provided to the Bank in writing no later than two (2) business days prior to the date of the execution of the loan and will include the date requested for the provision thereof as well as the amount of the loan. The Bank will prepare the relevant loan agreement for the Borrower’s signatures, including all of the details of the Loan and the relevant interest, as well as the other documents customary at the Bank.

4.1.2	The annual interest rate for each long-term loan or short-term loan that will be drawn from the Line of Credit - Quarterly Libor Rate + 5.5%, however, if the Line of Credit is increased as noted above, then loans made from the Line of Credit after the Increase will bear annual interest at the Quarterly Libor Rate + 7%.

4.1.3.

Repayment –

The principal of the long-term loan and the interest for the same will be repaid in 12 consecutive quarterly payments, as of the end of three months from the date on which each long-term loan was provided, all as shall be set forth in the amortization table which shall be provide to the Borrower upon the provision of the Loan. The method of repayment of the short-term loans shall be agreed by the parties in writing prior to the provision of the short-term loans.

4.1.4.

The execution fee provision of each loan - shall be payable on the date of the provision of each loan, with a 50% discount compared to the Bank’s fee schedule at the time.

For avoidance of doubt, it is hereby clarified that all of the foregoing loans are part of the Credit, as defined in this Agreement and all the provisions of this Credit Agreement with respect to the Credit shall apply to said loans.

4.2.	Credit limit to finance customer debt -

4.2.1	The Loans Framework for financing customer debt in the amount of up to USD 7,000,000 (hereinafter: the “Line of Credit for Financing Customer Debt” or the “Loan for Financing Customer Debt”) will be in force and may be utilized subject to the provisions of Section 1 above, by 25.10.2020 (hereinafter: the “Expiration of the Line of Credit”). Any loan from the aforesaid framework will be calculated and provided pursuant to the following aggregate rules and conditions:

1)	Invoices for payment that are not yet paid, which are issued by the Borrower and/or the US Subsidiary Itamar Medical Inc. (hereinafter: the “US Subsidiary”) and/or I.M.E. 2016 B.V. (hereinafter: the “Dutch Subsidiary”) to their customers, will be financed at a rate between 80% and 85% of the amount of the same invoices (for each invoice), subject to the bank's sole discretion.

2)

Invoices will be financed that are payable no later than 90 days from the Reporting Date, as set forth in Section 4.2.3 below, and in any case no later than the Expiration of the Line of Credit. Invoices in arrears shall not be financed, excluding invoices that are in arrears of up to 60 days on the date of the provision of the loan (hereinafter: “Invoices in Arrears”), and provided that the rate of the Invoices in Arrears does not exceed 10% of the total Loans for Financing Customer Debt. It is clarified that in transactions in installments, the payment date is the payment date of each payment. Additionally, deferred income as well as doubtful debts will be offset from the balance of the invoices.

Notwithstanding the foregoing, it is hereby agreed that the bank shall provide the Borrower financing against invoices which were issued as set forth above, for transactions which were paid by means of credit card and their repayment date exceeds 90 days, subject to the following terms;

A.   Transaction whose final repayment date does not exceed 12 months of the date of their execution, shall be financed.

B.    The total credit out of the Line of Credit for Financing Customer Debt, to be provided against such invoices shall not exceed USD 1,050,000.

3)

The exposure vis-a-vis each individual customer (as calculated pursuant to this section) will not exceed 20% of the total Credit Limit for Financing Customer Debt.

Notwithstanding the foregoing, the exposure vis-à-vis the following customers shall not exceed 305 of the of the total Credit Limit for Financing Customer Debt. –

Kaiser Foundation Health Plan, Inc. and its affiliates

Department of Veterans Affairs and its affiliates

Phillips Respironics GK, Japan

The amount of the loan calculated in accordance with the rules above will be hereinafter: the “Derived Amount.”

4.2.2	Payment date of the Loans for Financing Customer Debt - the payment date of each Loan for Financing Customer Debt will not exceed 3 months from the date on which it is provided, with the final and absolute payment date of the loans provided being the expiration of the framework.

4.2.3	Reporting - The Borrower will provide the Bank, no later than 12 days from the end of each calendar month, with a report including the details of the invoices as of the last day of the previous calendar month, which is not yet paid by the reporting date, as well as the calculation of the Derived Amount. The reporting will be made in the form customary at the Bank as agreed upon by the parties in writing (hereinafter: the “Monthly Invoices Report”).

Additionally, together with the transfer of the unpaid invoices report, the Borrower will also provide a collection report regarding all of the invoices that were financed, which details the amounts collected in the previous month and the invoices that were paid.

The reports will be signed by the CEO of the Company or its CFO.

It is agreed that the Bank may, at its sole discretion, demand the presentation of the invoices set forth in the Report, in whole or in part.

The Bank may examine the calculation of the Derived Amount as well as disqualify any of the customers and/or invoices set forth in the report.

4.2.4	The adjustment of the balance amount of the Loans for Financing Customer Debt to the Derived Amount will be made within five days from the date of the provision of the report. The adjustment of the balance of the Loans for Financing Customer Debt will take place by the provision of Loans for Financing Customer Debt or the early repayment thereof. It is clarified that the Bank will not be required to provide Loans for Financing Customer Debt from the Line of Credit unless it has approved the debtor customers and the calculation of the Derived Amount, at its discretion.

4.2.5	The Borrower shall sign all of the documents required by the Bank for the execution of the provisions of this section.

4.2.6	The interest rate for the Loans for Financing Customer Debt - for each Loan for Financing Customer Debt, the Borrower will pay the Bank variable annual interest at a rate of monthly Libor + 4.25%. The interest for the Loan for Financing Customer Debt will be repaid on a monthly basis (or based on the term of the Loan for Financing Customer Debt, as the case may be).

4.3	Fees

4.3.1.	For the Credit Limit for Financing Customer Debt and the Line of Credit, the account will be charged a credit allocation fee at a rate of 0.75% per year, for the entire Credit Amount, as defined above, as of the signing date of this Agreement. The credit allocation fee shall be calculated daily and collected on a quarterly basis, at the beginning of each calendar quarter, for the preceding quarter.

For the same part of the framework that was actually utilized by the Borrower, the Borrower will receive a full reduction from the credit allocation fee set forth above. The calculation will take place regarding any credit provided, as of the date on which it is actually provided, for the unused balance.

The credit allocation fee as set forth above does not constitute a substitute for the ordinary fees customary at the Bank.

4.4	All of the additional conditions in connection with the credit that will be provided to the Borrower, insofar as they are not provided in this Agreement, including interest rates, payment dates, fees and other payments, will be as agreed upon and/or will be agreed upon in writing by the Bank and the Borrower.

5.	Preliminary and general terms:

Any provision of any credit and/or its continued provision will be subject to the fulfillment of all of the following conditions:

5.1	The Borrower has opened account number 250888 at the Orot Mall branch (438) of the Bank (hereinafter: the “Account”).

The Borrower above has executed the customary Credit Documents at the Bank as well as the relevant documents required for the requested activity and/or credit and provided all of the minutes and attorney verifications as customary at the Bank.

5.2	The Borrower has provided the Bank with all of the following sureties, signed a bond or pledge deed for the same in the form customary in the Bank, and provided all of the documents, minutes, and attorney verifications as customary at the Bank:

5.2.1	A first-ranked floating charge, unlimited in amount, on all of the property, funds, rights and assets of any type or kind of the Borrower, and a first-ranked fixed charge, unlimited in amount, on the intellectual property of the Borrower, on the goodwill, documents and negotiable papers, on its bank account, and its holdings in the US Subsidiary and the Dutch Subsidiary, all as set forth in the bond, dated 28.5.17, which was registered on 13.6.17 as Lien No. 13 with the Registrar of Companies.

A first-ranked fixed pledge, unlimited in amount, on all of the rights to receive funds from customers of the Borrower, as set forth in the list that will be attached to the bond.

5.2.2

A first-ranked pledge for the benefit of the Bank, unlimited in amount, on all of the assets and property of the US Subsidiary (including its customers debts). The Borrower will provide the Bank, at the time of the execution of this agreement, with a consent of the US Subsidiary’s attorney that the charge on the assets of the US Subsidiary and its shares which was registered with the UCC on 12.3.19 also secures the credit made available under this agreement. The Borrower and the US Subsidiary will make efforts to update the registered charge, such that it will remain in force until the absolute and final clearance of the debts and liabilities of the Borrower to the Bank.

5.2.3	The Dutch Subsidiary has signed on May 29, 2017, a “negative charge” document in the form agreed upon by the parties.

5.2.4

The lists of intellectual property and customers of the Borrower and the US Subsidiary as set forth above include the intellectual property of the companies as well as the lists of their customers on the signing date of the charge documents above. The companies undertake to update the lists on a biannual basis, to provide the updated lists to the Bank, and, to the extent required by the bank in writing, to update the pledge documents accordingly.

The Borrower shall provide to the bank upon the execution of this Agreement, updated lists of equipment, intellectual property rights and customers' debts, and shall further sign an amending warrant agreement, in the form attached hereto as exhibit 5.2.4.

5.3	The Borrower and the US Subsidiary will sign and provide the Bank with any document required by the competent authorities for the fulfillment of their undertakings in accordance with the provisions of this section.

5.4	The Borrower will deposit in the Account, funds as set forth in Section 8 below.

5.5	The Borrower signed on 07.09.2017 an undertaking with respect to various changes in the Borrower, including in its equity.

5.6

The borrower granted the bank on 05.14.2017 and March 12, 2019, warrant agreements (as amended from time to time). The Borrower signed at the time of the execution of this agreement a document for the extension of the expiration dates of the existing warrants until November 30, 2023.

Additionally, the Borrower signed a warrant agreement for an additional 359,140 warrants with the bank, attached hereto as exhibit 5.6 of the agreement. The listing of the securities underlying the said warrant agreement an options agreement for trading on the Tel Aviv Securities Exchange ("TASE") is subject to the TASE approval. The company shall take action as soon as practicable in order to obtain such approval.

6.	The Borrower and the US Subsidiary hereby assign to the Bank all of their rights, existing and future, for the receipt of funds from their customers, existing and future. Additionally, the Borrower undertakes to act in order for all of the direct payments of its customers, as well as all of the payments owed thereto from the subsidiaries, will be made solely to the bank account set forth in Section 5.1 above, and the same Account will be listed in all of the accounts for payment provided thereby.

7.	The subsidiaries undertake to transfer funds to the Borrower’s Account, at the first request of the Bank, to cover the credit provided in the Credit Limit for Financing Customer Debt.

The Borrower hereby undertakes to employ its means of control over such subsidiaries in order for the funds to be transferred to its account as aforementioned.

8.	The Borrower undertakes that as of the date of the withdrawal of the credit, in whole or in part (whether a withdrawal of a loan from the Credit Limit for Financing Customer Debt or a withdrawal from the loans framework), the balance of the cash in the Bank’s Account will not be less at any time than the following:

Amount of Utilized Credit in USD	Total Cash in Account
Up to 10,000,000	30% of the utilized credit
Above 10,000,000	40% of the utilized credit

(hereinafter: the “Required Deposited Amount”).

It is agreed that a temporary reduction in the amount,  at a rate of up to 10% of  the Required Deposited Amount, , will not constitute grounds to call the credit due for repayment, subject to the fulfillment of the following terms: (1) the temporary reductions was coordinated with the Bank in advance and in writing; and (2) the Borrower has deposited, within 30 days, in its Account, the amount required such that the Borrower’s cash balance in the Account is at least the required Deposited Amount.

9.	The Borrower undertakes to ensure that no charges are created on the assets of the subsidiaries (other than as set forth in this Agreement), unless agreed to in advance and in writing by the Bank, and the Borrower further undertakes that it will not change the pricing of the transactions between it and the subsidiaries, as it may be, on the signing date of this Agreement without obtaining the Bank’s prior written consent, unless such a pricing change is required under applicable law.

10.	Without derogating from the undertaking of the Borrower to provide information and documents, as agreed upon by the Bank and the Borrower, the Borrower undertakes to provide the Bank, on a quarterly basis, with its consolidated financial statements and those of its subsidiaries, audited (regarding the annual financial statements) and reviewed (regarding the quarterly financial statements) by an accountant, as the case may be, as well as any business and financial information, at the request of the Bank. It is emphasized that the reporting on MAGNA and/or on EDGAR (in the event that the securities of the company are listed for trading in the U.S.A) of the annual or quarterly financial statements shall be considered to be the delivery of the information to the Bank. In the event that the company's securities are listed for trading I the U.S.A, an Earnings Release shall be deemed a quarterly financial statement.

11.	It is hereby explicitly clarified that the actual provision of the loans and/or credit, pursuant to this Agreement, is contingent on the fulfillment of all of the conditions set forth in this Agreement above, and that the loans and/or credit will be provided based on the agreements set forth in the terms of the Credit Documents, subject to the provisions of this Agreement. The provision of the credit is also contingent on there being no legal impediment for the same, and that the same does not conflict with the provisions of the law and/or the instructions of the Supervisor of Banks (including the provisions of Proper Banking Procedure No. 311 “Minimum Capital Ratio” and Procedure no. 313 - “Restrictions on Companies of a Borrower and Group of Borrowers” and/or any other provisions that shall replace them) and provided that the granting of the credit does not cause a deviation from the liability restrictions of a borrower / group of borrowers. As of the date of the execution of this Agreement, the Bank is not aware of any such impediment or limitation.

12.	A breach of any of the undertakings set forth in this document shall be deemed grounds to call for immediate repayment of the credit in its entirety and will not permit the provision of loans from the Credit Limit for Financing Customer Debt and/or the provision of the long-term loan, as the case may be. For the avoidance of doubt, the above shall be in addition to the grounds for calling the credit for immediate repayment, as set forth in the other documents signed and/or that will be signed by the Borrower.

13.	The Bank may, at any time and from time to time, in any case in which the Bank may perceive an inability to collect the credit and/or if an adverse change occurs to the Borrower’s solvency and/or a materially adverse change to the financial or business state thereof and/or if there are grounds to call the credit for immediate repayment and/or in the event that any of the other conditions occur as a result of changes of the law, or its interpretation which require a reduction and/or cancellation and/or delay of the Line of Credit immediately, while providing notice to the Borrower to reduce and/or cancel the Lines of Credit that are not utilized and/or postpone the provision of any loan, in whole or in part, and/or to delay it.

14.	For the avoidance of doubt, the above was not intended to grant rights to any third party, and the same will not constitute a representation on which any third party may rely.

15.	All of the appendices to this Agreement constitute integral parts hereof and all of the provisions of the appendices will supplement and be in addition to the provisions of this Agreement. In any case of a conflict between the provisions of this Agreement and the provisions of the Credit Documents or the appendices, the provisions of this Agreement shall prevail, unless expressly agreed otherwise in any of the appendices or Credit Documents. In any other case, the provisions of this Agreement and the provisions of the Credit Documents and the appendices thereto shall be deemed supplementary to each other.

16.	The Borrower will pay the Bank, upon the signing of this Agreement, a sum of USD 14,000, for the drafting of the documents. This fee is in addition to the fees customary in the Account.

Respectfully,

Itamar Medical Ltd.
By: Gilad Glick; Shy Basson
Date: 2/9/2020

To Bank Mizrahi Tefahot Ltd.

Dear Sir, madam

We confirm that we have read the foregoing document and we agree to its contents and undertake to act accordingly.

Itamar Medical Inc.

I.M.E. 2016 B.V.

We confirm the above

Mizrahi Tefahot Bank Ltd.

[INFORMAL ENGLISH TRANSLATION]

Mizrahi Tefahot Bank Ltd.

Deed of Pledge Legal Amendment

Company Number
512434218

Pledge number 13

Name of the Company/borrower – Itamar Medical Ltd.

Amendment Code: 40

Replacement of Appendix A, A2 and B of the attached appendixes to the amending Deed.

List of codes:

01 Assignment of rights to another

02 Change in the loan agreement

03 Decrease of the secured amount

04 Change in special terms

05 Change in the degree of the pledge

11 Addition of collateral

12 Changes in collateral

13 Release of a collateral

14 Addition of identification for a collateral (include vehicle license number)

21 Partial repayment

40 Other Changes

February 9, 2020
Date	signature of the Borrower	Signature of the Bank

Date: February 9, 2020

Amendment to Deed of Debenture dated 28.5.2017

Whereas:	on 28.5.17 Itamar Medical Ltd. company number 512434218 (hereinafter, the "Company") signed a debenture in favor of Mizrahi Tefahot Bank Ltd. (hereinafter, the "Bank"), pursuant to which it pledged by floating charge of a first degree its manufacturing facility and all the reminder of assets and rights of any kind what so ever, in its possession now or in the future and by fixed pledge of a first degree its reputation, its fixed assets as detailed in Appendix A of the debenture, the intellectual property as detailed in Appendixes A1 and A2, of the debenture, the Company's rights to receive funds as detailed in Appendix B of the debenture, all the Company's holdings in Itamar Medical Inc, and I.M.E B.V (2016), its bills of lading and certificates, securities, documents and deeds as well as the Company's account with the Bank, all as detailed in the debenture; the said debenture was registered by the Companies Registrar on 13.6.17 as certificate number 13;

Whereas:	the company and the Bank agreed that the debenture shall be amended as detailed in this amending deed and that the reminder of the provisions of the debenture shall remain unchanged, all as detailed hereunder;

Now therefore it is hereby agreed by the parties as follows;

1.	It is hereby agreed that:
-	Appendix A (list of the fixed assets) shall be replaced with Appendix A attached to this amending deed.
-	Appendix A2 (list of intellectual property rights) shall be replaced with Appendix A2 attached to this amending deed.
-	Appendix B (list of customers) shall be replaced with Appendix B attached to this amending deed.

2.	The reminder of the provisions of the debenture shall remain unchanged.

3.	The respectable registrar is hereby requested to register in his records the amendment of the debenture as set forth above.

In witness thereof the parties have thereunto signed today February 9, 2020

signature of the Borrower	Signature of the Bank

Appendix A

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix A1

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix A2

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Appendix B

to the Secured Debenture

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted appendix to the U.S. Securities and Exchange Commission upon request.]

Name of Customer:	Itamar Medical, Inc.

Address: c/o Itamar Medical Ltd. Halamish 9, Caesarea, Israel

I.D./Company No: 3213646

MIZRAHI TEFAHOT BANK LTD

Kenyon Orot Branch

CONTINUING GUARANTEE IN AN UNLIMITED AMOUNT TO SECURE ALL DEBTS

PREAMBLE

WHEREAS Mizrahi Tefahot Bank Ltd (hereinafter referred to as the “Bank”) has granted or from time to time shall grant to Itamar Medical Ltd. (hereinafter referred to as the “Customer”) credit under such terms as from time to time were and/or shall be agreed upon between the Bank and the Customer in respect of each credit;

AND WHEREAS we, the undersigned, are willing to guarantee to the Bank the repayment of debts of any kind owing now and / or hereafter from the Customer to the Bank;

NOW THEREFORE WE CONFIRM, GUARANTEE AND UNDERTAKE AS FOLLOWS:-

DEFINITIONS	1.	In this Guarantee:-
		(a)	“Credit”, whether in Israeli currency or in any foreign currency, includes every revolving credit, single credit, loan, discount, purchase and or brokerage of bills, overdraft, granting of guarantee and/or letter of indemnity, opening of documentary credit, grant of extension of time, and of various banking facilities, handling of bills of lading transactions in securities services, or any other payments granted or to be granted now or hereafter by the Bank to the Customer or to his order, whether in Israel or abroad, as well as every and any other transaction or other action whereby or as a result of which debts or obligations are or may be incurred or undertaken by the Customer towards the Bank, whether as debtor, guarantor or endorser and/or in any other manner whether the said debts be owing from the Customer jointly or severally, whether owing presently or hereafter, whether maturing prior to the execution hereof or hereafter, whether certain or contingent, whether owing directly or indirectly, whether express or implied.
		(b)	Words importing the singular shall include the plural and vice versa.
		(c)	Words importing the masculine gender shall include the feminine gender and vice versa.
		(d)	“Bank” means Mizrahi Tefahot Bank Ltd and includes all branches and/or offices and/or subsidiaries and/or affiliates of the Bank existing on the date of this Guarantee, whether in Israel or abroad, and/or any such branch and/or office and/or subsidiary and/or affiliate of the Bank that shall at any future date be established in any place whether in Israel or abroad, its assigns and any person or legal entity duly authorized to act on behalf of the Bank and its duly appointed representatives.
		(e)	The “Customer” includes the heirs, estates, successors, executors and administrators of their wills and estates and their appointees and substitutes, guardians, liquidators, directors, partners, shareholders, trustees and assigns of the Customer or power of attorney acting in the Customer's stead.
		(f)	“Bills” include promissory notes, cheques, bills of exchange, commitments, guarantees, bills of securities, drafts, bills of lading and any other negotiable and any other negotiable instruments.
		(g)	“Consumer Price Index” means the price index known as “the Consumer Price Index" (cost of living index) including fruits and vegetables, published by the Central Bureau of Statistics of the State of Israel, and including such index if published by another official body or institute, and also any official index replacing it, irrespective of whether based on the same data.
		(h)	The expression “Representative Rate of the US Dollar” or “Representative Rate” means the representative of the US dollar determined by the Bank of Israel. In the event that the Bank of Israel ceases to determine the Representative Rate either temporarily or permanently, the Representative Rate shall be determined by the Bank.
		(i)	The expression “Dollar” means the US dollar.
		(j)	“Exchange Rate” means the selling price for cheques and transfers and/or bank notes of any denomination whatsoever in foreign currency, all as shall be determined by the Bank. In the event that at any such time two or more exchange rates as aforesaid are prevailing at the Bank, the Exchange Rate shall be the highest such rate then prevailing. In the event that at the time of such conversion of foreign currency additional payments, including commissions, levies, taxes, fees and other costs, etc. shall apply, the Exchange Rate shall be deemed to include any such additional payments.
		(k)	The preamble to this Guarantee shall constitute an integral part hereof.

GUARANTEE	2.

We hereby irrevocably guarantee to the Bank and its assigns absolutely, unequivocally and unconditionally the full and prompt repayment of any sums owing now and/or hereafter from the Customer to the Bank, inter alia, in connection with the granting of the Credit by the Bank to the Customer, whether the said debts be owing from the Customer singly or jointly with another or others, whether incurred by the Customer in the past or are to be incurred by the Customer in the future, whether owing from the Customer as debtor, guarantor or endorser, whether owing now or hereafter, whether certain or contingent, whether owing directly or indirectly, with the addition of interest, commissions, damages, linkage differentials, exchange rate differentials and any other reasonable and actual charges and costs (all the aforesaid sums hereby guaranteed by us shall hereinafter be referred to as the “Said Sums”). For the avoidance of any doubt, it is hereby agreed and confirmed that we hereby guarantee all linkage differentials and/or exchange rate differentials of any kind whatsoever owing now and/or hereafter by the Customer to the Bank in respect of linked principal and/or linked interest constituting part of the Said Sums. Accordingly, the expression the “Said Sums” shall also be deemed to include the aforesaid linkage differentials and exchange rate differentials.

OBLIGATION AMOUNT.	3.	The aggregate amount which we shall be obliged to pay the Bank under the present Guarantee (hereinafter referred to as the “Guaranteed Amount”) shall be an unlimited amount.
PAYMENTS DATES	4.

We undertake to pay the Bank any amount it may demand from us from time to time, within 7 (seven) days of the date of the dispatch of its first demand notice on account of the Guaranteed Amount as the Customer shall owe the Bank, up to the full actual repayment thereof.

WAIVER OF PRIOR DEMAND NOTICE FOR REPAYMENT TO CUSTOMER	5.	Except for the notices required pursuant to this Guarantee and as required by applicable law, the undersigned waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Bank against, and any other notice to, any party liable thereon (including the undersigned). Notwithstanding the foregoing, the Bank shall provide notice of default to the Customer concurrently with providing a demand for payment to us. We shall pay the Bank all such sums as the Bank may demand from us as aforesaid, without imposing upon the Bank any duty to provide us with any accounts or proof whatsoever of the non-performance by the Customer of his obligations, and we hereby waive any requirement that the Bank make prior demand for payment of any such sums from the Customer. The Bank shall be entitled to demand from us the performance of this Guarantee, without the Bank being obliged to institute any proceedings for the collection of any such sums from the Customer, or from any liquidator or trustee thereof or from other guarantors or to realize other collateral. The institution of any proceedings by the Bank in order to collect any such sums shall not derogate from our obligations to pay any such sums immediately and we shall not be entitled to delay the payment of any such sums until the finalization of any other proceedings instituted by the Bank.

FOREIGN CURRENCY TRANSACTION	6.

In every instance that Credit is granted or is to be granted to the Customer in any foreign currency (hereinafter referred to as a “Foreign Currency Transaction”), we hereby undertake to pay to the Bank or to its order in that same foreign currency all the Said Sums which are due and which shall become due from the Customer with respect to that Foreign Currency Transaction, including principal, interest and linkage differentials, if they occur, as well as commissions and reasonable and actual expenses resulting from the linkage of the principal and the interest or any one of them, to the Exchange Rate.

In the event that the Bank shall be compelled to take legal action against us (on the basis of this Guarantee) in order to recover Said Sums in respect of a Foreign Currency Transaction and the court and/or the execution office shall order us to pay any sums in respect of the Foreign Exchange Transaction, in Israeli currency or in consideration of Israeli currency, we hereby undertake to pay the Bank the amount, in New Israeli Shekel, or the proceeds thereof, which shall be sufficient for the conversion into foreign currency of the said amount in accordance with the Exchange Rate prevailing on the date of actual payment.

LIABILITY IN EVENT OF ARRANGMENT, LIQUIDATION OR BANKRUPTCY	7.	In the event of any arrangement made with respect to the debts of the Customer, (including an arrangement by the court) or the liquidation or bankruptcy thereof, such arrangement shall not derogate from our obligations pursuant to this Guarantee and the Bank shall be entitled to demand from us the Guaranteed Amount in full in accordance with the amount of the Said Sums as would have been due from the Customer to the Bank if it were not for such arrangement, liquidation or bankruptcy. The Bank shall be entitled to consent to any compromise settlement, and such compromise shall not to derogate from our guarantee for the entire Guaranteed Amount. We undertake not to submit evidence of a debt to a receiver, trustee, etc., without the prior written approval of the Bank which shall not be unreasonably withheld. Notwithstanding the foregoing, we may submit to the receiver, trustee, etc., proof of a debt (or claims of a debt or claims of a similar nature), only if it is emphasized that such claims are subordinate and junior to the rights of the Bank at the time of the receivership or dissolution.

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UNCONDITIONAL GUARANTEE	8.	The Bank is not bound to accept any additional collateral or guarantee from Customer in respect of the payment of the Said Sums. If it was known to us at the time of or prior to our signing this Guarantee that the Bank was about to obtain other collateral from the Customer or further guarantees, including any instance in which names of additional guarantors were to be supplemented to this Guarantee and the Bank shall not have received such additional collateral and/or the additional guarantors shall not have signed any other guarantee, the validity of this Guarantee shall not thereby be derogated from and we shall perform all our obligations hereunder.

PRESERVATION OF	9.	The Bank may from time to time, whether with or without our consent and with or without any notice to us:-
GUARANTEE		(a)	Discontinue, vary, decrease, increase, or renew any Credit to the Customer;
		(b)	extend the time for payment or grant other similar accommodations to the Customer and/or to any other person and/or to the Guarantor or to any one of us;
		(c)	exchange, renew, modify, release, terminate, enforce or refrain from enforcing any collaterals or guarantees held or which shall be held by the Bank, whether obtained from the Customer and/or from other persons and/or from the Guarantors and/or from any one or more of us;
		(d)	compromise, waive, release or make any other arrangement with the Customer and/or with any other person and/or with the Guarantors and/or with any one of us, of his obligations;
		(e)	procure the non-discharge of any indebtedness incurred by the Customer in respect of the granting of the Credit, or procure the release of any collateral given in connection with the granting of the Credit;
		(f)	refrain from notifying us of the non-performance of any obligations whatsoever by the Customer and/or postpone or suspend the submission of demands against us hereunder, without the same being deemed to constitute a precedent, waiver, limitation of action or negligence on the part of the Bank.

		Upon the occurrence of any of the aforesaid events, even if as a consequence thereof a loss shall be incurred by the Bank, this Guarantee shall remain fully valid and effective and shall not be affected or altered or reduced as to the amount thereof and all our obligations shall remain unaffected and shall not be reduced. In order to avoid all doubt, it is hereby stipulated that if the Bank perform any of the aforesaid acts, we shall not be entitled to any right of option, right of cancellation or any other right stipulated in the Guarantee Law, 5727-1967, in respect of the said acts and we hereby expressly waive all our said rights thereunder.

WAIVER OF DEFENCE	10.	This Guarantee shall not be derogated from, reduced or altered and shall remain valid and effective:-
CLAIMS		(a)	in the event that the Customer’s indebtedness to the Bank is impaired or invalid for any reason whatsoever including, inter alia, by reason of the capacity or representation of the Customer;
		(b)	in the event that the Bank’s right to claim the payment of the Guaranteed Amount from the Customer has terminated due to prescription;
		(c)	in the event that the Customer denies his liability towards the Bank or in the event that the Customer has or raises any claims against the Bank.
		(d)	In the event that the Customer is a corporation that has passed a resolution to merge with another corporation, whether as an absorbing company or as a target company, as defined in the Companies Law, 5759-1999.

		In each of the aforesaid instances, the abovementioned indebtedness shall, for the purposes of this Guarantee, be deemed to be valid, unimpaired, fully effective, non-appealable and unable to be responded to for the purposes of this Guarantee and we hereby declare that we shall not raise any claim against the Bank and that all our obligations pursuant to this Guarantee shall remain fully effective and we hereby waive, in advance, any rights or claims that the Guarantee Law, 5727-1967, confers or allows in such circumstances.

PRESERVATION OF OBLIGATIONS	11.	In the event that we or any one of us or the Customer is a legal entity, whether incorporated or unincorporated, or a trustee, executor or administrator, or joint account holder at the Bank, or any type of organization or entity constituting an affiliation of entities, our obligations hereunder shall not be derogated from by reason of any change in our name, constitution or composition or in that of the Customer.

CONSIDERATION	12.	Without deeming consideration to be a precondition to the validity of this Guarantee in whole or in part, we hereby confirm that the Bank’s consent to advance Credit from time to time to the Customer or any party constituting the Customer shall be deemed to be full consideration for our obligations hereunder, in whole or in part.

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COLLATERAL	13.	All present and future collateral and guarantees for our obligations held or to be held by the Bank including those stipulated hereunder, shall constitute collateral for the performance of all our obligations hereunder: The bills of our customers or other parties, or securities or other negotiable instruments as shall be held by the Bank from time to time. Such bills, securities or other negotiable instruments shall be deemed to be pledged and charged to the Bank from the moment of their delivery to the Bank as collateral. We hereby exempt the Bank from all obligations as holder of a bill, such as, presentation for acceptance or for payment, protest and notice of dishonor and the signatures, endorsements and guarantees on bills and any other negotiable instruments shall remain valid until their discharge, without any formal requirements whatsoever having to be met and we hereby waive the right to raise the defense of prescription.

BANKER’S LIEN PLEDGE AND SET-OFF	14.

Without prejudice to any other right of the Bank, the Bank shall have a right of pledge, charge, possession, bankers’ lien and set-off on all amounts that are or shall be held by the Bank at any time to our credit in a current or any other account whatsoever, whether held jointly or severally, whether with another or others and/or with respect to any and all assets (including, without derogation from the generality thereof, diamonds, gold, securities, bills, coins, banknote, goods, documents relating to goods, insurance policies, assignments of debts, any negotiable instruments, deposits, collateral, mortgages and other rights) that are and/or shall be held and/or credited to or on our behalf at the Bank, in any form or manner whatsoever, including those that have been or shall be delivered to the Bank for collection and/or as security and/or for custody and/or in any other manner whatsoever and on the proceeds thereof. The Bank shall be entitled at any time and from time to time to utilize any asset to which the said lien, pledge, charge or set-off shall apply, in any way or manner, including by realization, collection and sale, at any price and in accordance with any terms as the Bank shall deem proper, and from time to time, to utilize the proceeds (in part or fully) that shall be received as a result of or in relation to such realization and/or collection or sale for the partial and/or full repayment of the Said Sums. At any time that we shall owe, or might owe, or only conditionally owe the Bank any monies pursuant to this Guarantee, the Bank shall be entitled to utilize its rights to fully realize the said pledge, charge, possession, lien and set-off or any of them, in order to discharge the amounts that are or shall be owed by us to the Bank or as security for their repayment. We do not have and shall not have any claim or plea of any type whatsoever against the Bank for taking any action stipulated in this Clause. In order to effect any of the said actions, the Bank shall be entitled to take all legal and other proceedings as it shall deem necessary.

All costs related to the realization and/or sale and/or taking any legal proceedings both against Customer and us, shall be borne by us, and the Bank shall be entitled to debit our account accordingly. In every instance of the collection of bills, the Bank shall be entitled to negotiate and discount the bills to other persons in a reasonable amount, take all legal and other proceedings for the collection of the bills, debit our account with the collection charges, compromise with the makers, endorsers or guarantors thereof or grant any reasonable concessions whatsoever, accept partial payment and from time to time, apply the proceeds of the bills in full or partial payment of the Said Sums.

DEBITING AND	15.	The Bank may at any time at its reasonable discretion:-
CREDITING OF PAYMENTS		(a)	Debit any account in our name with any amount owing now or hereafter to the Bank pursuant to this Guarantee.
		(b)	Credit any amount paid by us or on our account in any manner and form to such account as the Bank shall deem proper.
		(c)	Transfer any amount standing to our credit in any account in our name to any other account maintained in our name.
		(d)	Credit any amount received from the Customer or on his behalf or on account thereof or upon the realization of any collateral held by the Bank to such account as the Bank shall deem proper.

CONTINUING GUARANTEE	16.	This Guarantee shall be continuing and revolving security and shall continue to be effective notwithstanding any settlement of accounts with the Customer and shall bind us and our assigns (which expression shall be interpreted as including guardians, custodians, heirs, administrators and executors of wills, trustees, receivers, liquidators and successors and any party acting in their stead) until the expiration of thirty (30) days from the day on which the Bank, through the branch at which we executed the present Guarantee, receives written notice from us of the termination of the Guarantee. The said notice shall not derogate from our Guarantee and our liability for the debts, transactions and obligations that the Customer has effected or undertook to effect prior to the termination of the said period of 30 (Thirty) days, even though their maturity dates may occur after the expiration of the said period.

SUBORDINATIOM OF INDEBTEDNESS OF CUSTOMER	17.	We hereby agree that any indebtedness of the Customer, now or in the future owed to us and outstanding at the time of enforcement of, or collection under, this Guarantee, is hereby subordinated to the Said Sums. If the Bank so request, any such indebtedness shall be collected, enforced and received by the Guarantor as trustee for the Bank, and shall be paid over to the Bank in kind on account of the Said Sums, provided that the Bank is then entitled to collect an amount equal to, or greater than, such indebtedness from the Customer pursuant to any agreement and/or Credit provided by Bank to Customer.

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SUBROGATION	18.	We hereby agree that, until the payment and satisfaction in full of all of the Said Sums, we shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising to us (whether by contract or operation of law) against the Customer in respect of all or any part of the Said Sums or any collateral for all or any part of the Said Sums by reason of any payment or other performance pursuant to the provisions of this Guarantee and, if any amount shall be paid to us on account of such rights, remedies, powers or privileges, we shall hold such amount in trust for the benefit of, and pay the same over to, the Bank, on account of the Said Sums. We understand that the exercise by the Bank of any right, remedy, power or privilege that it may have under any agreement with Customer and/or with us relative to all or any part of the Said Sums may affect or eliminate our right of subrogation or similar recovery against the Customer, any other guarantors or any collateral, and that we may therefore incur partially or totally non-reimbursable liability under this Guarantee. Nevertheless, we hereby authorize and empower the Bank to exercise, in its sole discretion, any combination of such rights, remedies, powers and privileges, provided however, that such exercise of rights is in accordance with the terms of its agreements with Customer or with us.

CONDITIONAL RELEASE	19.	In the event that our obligation to the Bank pursuant to this Guarantee is for any reason whatsoever revoked or terminated or the Bank shall confirm that our obligation as herein stipulated has terminated, we hereby agree that in any event of the Bank being ordered by any court to repay to any person or body whatsoever any amount whatsoever paid to the Bank in discharge of the Said Sums or on account thereof (whether such amount was paid to the Bank by mistake or in fraudulent preference or for any other reason whatsoever) we hereby undertake to compensate and indemnify the Bank in respect of any sum which the Bank is ordered to pay and/or incurs in relation thereto, with the addition of all the expenses and payments incurred with respect thereto and with the addition of interest accrued on such sums, charged at the highest rate of interest then prevailing, until we fully repay all the amounts stipulated in this paragraph to the Bank.

AUTONOMOUS NATURE OF COLLATERAL	20.

This Guarantee shall be deemed to be autonomous of any other collateral or guarantees and shall not be prejudiced or affected by any such other collateral or by reason of the Bank receiving impaired or invalid collateral or guarantees.

We hereby waive any right to receive by way of transfer to us or to participate in any other collateral which the Bank holds in respect of the repayment of the Said Sums and we shall not perform any act with the purpose of obtaining any rights in the said collateral, notwithstanding payment by us of the full Guaranteed Amount.

INDEMNITY	21.	In addition to our guarantee provided herein, the present document shall constitute an undertaking of indemnity and we hereby undertake to indemnify the Bank, within the limits of the Guaranteed Amount, for any damages, costs and losses caused to the Bank in any action or legal proceeding brought by third parties, with the exclusion of lost-profit damages only, as result of granting credit to the Customer, subject to the relevant conditions stipulated herein.

BANK ENTRIES	22.

All entries recorded in the books of the Bank shall be deemed to be accurate and shall serve as sufficient evidence against us with respect to all their details, regarding all the accounts of the Customer unless disputed by Customer within thirty (30) days of entry being provided to Customer. Copies of such entries and/or, at the discretion of the Bank, every item in such entry or such page or in separate document or any part of such entry or the last page of the said entry or any part thereof that shall be approved by an officer of the Bank, shall serve as sufficient evidence as to the existence of such entry and as to the accuracy of the details appearing thereon.

The term “the books of the Bank” shall be deemed to also include any book, ledger, statement, copy of statement, loan agreement, deed of undertaking, bill signed by the Customer, index card, page, roll or any other means or by electronic data storage and computerization and other means of data storage.

The term “entry” shall be deemed to also include any entry or copy of an entry whether written or copied by hand or typewriter or whether recorded by printing, stenciling, duplicating, photostating (including microfilming) or any other mechanical, electrical or electronic means or by electronic computer recording means or any other means of recording or presenting words or presenting words or number or any other symbols whatsoever which exist and/or are utilized at the Bank.

For avoidance of doubt, in no event shall the Bank provide us with any books and records with respect to Customer if doing so is prohibited by any applicable law or regulation.

TAX GROSS UP AND SETOFF	23.	We shall make all payments to be made by us under this Guarantee without any deduction or withholding for or on account of any tax (together, a ”Tax Witholding") unless a Tax Withholding is required by law. We shall promptly upon becoming aware that we must make a Tax Withholding (or that there is any change in the rate or the basis of a Tax Withholding) notify the Bank accordingly. If a Tax Withholding is required by law to be made by us, the amount of the payment due from us shall be increased to an amount which (after making any Tax Withholding) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If we are required to make a Tax Withholding, we shall make that Tax Withholding and any payment required in connection with that Tax Withholding within the time allowed and in the minimum amount required by law. Within 30 days of making either a Tax Withholding or any payment required in connection with that Tax Withholding, we shall deliver to the Bank evidence satisfactory to the Bank that the Tax Withholding has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority. All payments made by us to the Bank under this Guarantee shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim.

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TECHNICAL CHANGES	24.	For the avoidance of any doubt and for the purposes of clarification, it is hereby stated that: in the event that for any bureaucratic, administrative or technical reasons, a change shall occur in the number of any account (as such account is included in the definition of “Credit” in this document) or the account is transferred to another branch of the Bank, all the provisions of this Guarantee shall be deemed to relate to the said account pursuant to the new number so given or at the other branch to which the account has been transferred, even in the event that it shall be stated in this document that our Guarantee relates to Credit which the Customer has received in a particular account or at a particular branch.

ASSIGNMENT OF RIGHTS	25.	This Guarantee may be assigned by the Bank without the need to obtain our prior consent.

MUTUALLY DEPENDENT, JOINT AND SEVERAL LIABILITY	26.	In the event that the Customer shall have a number of Guarantors, the liability hereunder shall be mutually dependent, jointly and severally, and the Bank shall at its sole discretion, be entitled to collect from any one or more of the Guarantors, the full Guaranteed Amount or any part thereof. The liability of each one of the Guarantors shall not be affected by reason of any of the other Guarantors not having the capacity to be bound as Guarantors, or as a consequence of the Bank releasing them from their liability or returning to them the collateral that they delivered to the Bank.

STATUTE OF LIMITATIONS	27.	We hereby waive all our rights to plead prescription under any law in force at such time in all matters relating to this Guarantee and we hereby agree that the fact that the Bank does not immediately exercise its rights hereunder or in connection herewith in any given event shall not be deemed a waiver of such rights, nor a consent or acknowledgment by the Bank, nor shall it be deemed to create any precedent and the Bank shall be entitled to exercise the rights deriving from this document and/or in connection herewith and/or the law at such time as it may deem fit.

RATIFICATION	28.	We hereby undertake to sign all such documents and forms as the Bank may require, if and insofar as under any or some of the laws of the State of Israel, our signing of any such document or form is or shall be deemed to be required, at the Bank's sole discretion, in order to make the present document fully valid and effective. In compliance with the provisions of this Clause, we hereby appoint the Bank as our principal attorney, either itself or through such person to whom the Bank may delegate its powers, to sign all such documents and forms as may be requested by the Bank, and the Bank or any party acting on its behalf shall in no way be liable to us in respect of any act or omission whatsoever made thereby under or by virtue of this Clause. The said appointment shall be irrevocable as the rights of the Bank are dependent thereon and full consideration has been given by the Bank therefor by the Bank advancing the Credit to the Customer.

NOTICES	29.	Any notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or - if mailed to us by the Bank through the post by registered or ordinary mail to the addresses set out below or to such other address in Israel of which we shall notify the Bank in writing shall be deemed to have been duly received by the addressee five (5) business days after the date of delivery of the letter for dispatch. A written statement by the Bank shall constitute sufficient proof of the time and posting of the notice.

STAMPING AND EXPENSES	30.	Stamp duty payable in respect of this Guarantee and all such other expenses as relate to the enforcement hereof or the realization of any collateral delivered in connection herewith, including the Bank’s advocate’s fees, shall be borne by us and secured by this Guarantee.

WAIVER OF PRIOR NOTICE	31.	We hereby waive the need for dispatching any notarial or other warnings in all matters in connection with this Guarantee.

GOVERNING LAW AND JURISDICTION	32.	The laws of the State of Israel shall govern this Guarantee and we hereby agree that the city of Tel Aviv-Jaffa, State of Israel, shall be the place of jurisdiction for the purposes of this Guarantee, provided that the Bank shall be entitled to institute proceedings against us in any such other competent court as it may deem fit.

MARGINAL NOTES	33.	The marginal notes in this Guarantee have been inserted for ease of reference only and shall not be utilized as a means of interpreting the intentions of the parties or the interpretation of this Guarantee.

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ADDENDA	34.	SPECIAL CONDITIONS:

IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO EXECUTED THIS GUARANTEE ON THIS

12 DAY OF March 2019

NAME OF GUARANTORS

Date	Name of Guarantor	Address (in Israel only)	Company/Id. No.	Signature
Ma March 12, 2019	Itamar Medical, Inc.	c/o Itamar Medical Ltd. Halamish 9, Caesarea, Israel	3213646

VERIFICATION OF GUARANTORS SIGNATURES

I, the undersigned, hereby verify that the Guarantor/s whose names appear hereunder, have signed before me on the dates stipulated above next to their names/signatures on this Guarantee and have been identified by me in accordance with an identification document and I have explained to them the contents and significance of this Guarantee after they have confirmed to me that they have read it.

Name of Guarantor*	Bank Officer’s Full Name	Position	Bank Officer’s Signature	Date of Bank Officer of Signature 03.12.2019

*	First and Surname/Corporate Name (In case of corporate Guarantor – in addition, the name of the authorized signatory signing on behalf of the Corporation must be completed

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Execution Copy

UNLIMITED SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Security Agreement") is made and entered into as of the 12th day of March, 2019 (the "Execution Date") by and between Itamar Medical Inc., a Delaware Corporation, c/o Itamar Medical Ltd., 9 Halamish St., Caesarea, Israel USA ("Guarantor"), and Mizrahi Tefahot Bank Ltd., Israel (the "Bank").

WHEREAS Itamar Medical Ltd., the parent company of Guarantor (“Affiliated Company”) has, or may have, obtained in the past, pursuant to previous agreements and transactions with the Bank, and intends to obtain – in the future - additional credit lines, loans, banking facilities, credit and other miscellaneous banking services from the Bank (hereinafter jointly and severally referred to as the “Banking Service(s)”) on such terms as have been and/or are in future from time to time agreed in respect of each Banking Service; and

WHEREAS in order to induce the Bank to provide the Banking Services to the Affiliated Company, and in consideration of the Bank’s agreement to extend such Banking Services to the Affiliated Company, it has been agreed between the Guarantor and the Bank that the Guarantor will guarantee all of the Affiliated Company’s debts and liabilities to the Bank of any kind whatsoever related to the Banking Services, whether in Israeli currency, in United States Dollars, or in any other currency whatsoever, all as set forth in the Guarantee Agreement entered into between the parties hereto, dated March 12, 2019 (the "Guarantee Agreement"), and will secure all of its undertakings and obligations, all as set out in this Security Agreement below;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"Accounts" shall mean any "account," as such term is defined in section 9-102(a)(2) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all accounts receivable, book debts, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Guarantor (including, without limitation, under any trade names, styles, or divisions thereof) whether arising out of goods sold or services rendered by the Guarantor or from any other transaction, whether or not the same involves the sale of goods or services by the Guarantor (including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC) and all of the Guarantor's rights in, to, and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Guarantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation, and stoppage in transit, and rights to returned, reclaimed, or repossessed goods), and all moneys due or to become due to the Guarantor under all contracts for the sale of goods or the performance of services or both by the Guarantor (whether or not yet earned by performance on the part of the Guarantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing.

"Chattel Paper" shall mean any "chattel paper," as such term is defined in section 9-102(a)(11) of the UCC, now owned or hereafter acquired by the Guarantor.

"Collateral" shall have the meaning assigned to such term in Section 5 of this Security Agreement.

"Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents, or Instruments) under which the Guarantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

"Copyrights" shall mean all of the following now or hereafter acquired by the Guarantor: (i) all copyrights, registrations, and applications therefor; (ii) all renewals and extensions thereof; (iii) all income, royalties, damages, and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (iv) all rights to sue for past, present, and future infringements or misappropriations thereof; and (v) all other rights corresponding thereto throughout the world.

“Deposit Accounts” shall mean any “deposit account” as such term is defined in section 9-102(a)(29) of the UCC, now owned or hereafter acquired by the Guarantor.

"Documents" shall mean any "documents," as such term is defined in section 9-102(a)(30) of the UCC, now owned or hereafter acquired by the Guarantor.

"Equipment" shall mean any "equipment," as such term is defined in section 9-102(a)(33) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers, and other electronic data-processing and other office equipment now owned or hereafter acquired by the Guarantor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

"Event of Default" shall mean any Event of Default as defined in Section 10 herein.

"General Intangibles" shall mean any "general intangibles," as such term is defined in section 9-102(a)(42) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all right, title, and interest that the Guarantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, rights in intellectual property, Licenses, permits, Trade Secrets, proprietary or confidential information, inventions (whether patented or patentable or not), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, and records now owned or hereafter acquired by the Guarantor, goodwill, and rights of indemnification.

"Hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph, or clause in which the respective word appears.

"Instruments" shall mean any "instrument," as such term is defined in section 9-102(a)(47) of the UCC, now owned or hereafter acquired by the Guarantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean all of the Copyrights, Licenses, Patents, Trademarks, and Trade Secrets of Guarantor.

"Inventory" shall mean all "inventory," as such term is defined in section 9-102(a)(48) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all inventory, merchandise, goods, and other personal property now owned or hereafter acquired by the Guarantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the Guarantor's business, or the processing, packaging, delivery, or shipping of the same, and all finished goods.

"Investment Property" means (i) a security, whether certificated or uncertificated, (ii) a security entitlement, (iii) a securities account, (iv) a commodities contract, or (v) a commodities account, all as defined in Article 9 of the UCC.

"License" shall mean any Patent License, Trademark License, or other license as to which the Bank has been granted a security interest hereunder.

"Liens" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Patent License" shall mean any written agreement granting any right to practice any invention on which a Patent is in existence, now owned or hereafter acquired by the Guarantor.

"Patents" shall mean all of the following now or hereafter acquired by the Guarantor: (i) all patents and patent applications throughout the world, whether arising under U.S. federal law, state law, common law or the law of any other jurisdiction; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages and payments now and hereafter due and/or payable to the Guarantor with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof; (v) all rights to sue for past, present, and future infringements or misappropriations thereof; and (vi) all other rights corresponding thereto throughout the world.

"Proceeds" shall mean "proceeds," as such term is defined in section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Guarantor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Secured Sums" shall have the meaning defined in Section 2 herein.

"Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified, or supplemented pursuant to Section 19 of this Security Agreement, and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

"Trade Secrets" shall mean trade secrets, along with any and all (i) income, royalties, damages, and payments now and hereafter due and/or payable to the Guarantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (ii) rights to sue for past, present, and future infringements or misappropriations thereof; and (iii) all other rights corresponding thereto throughout the world.

"Trademark License" shall mean any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Guarantor.

"Trademarks" shall mean all of the following now owned or hereafter acquired by the Guarantor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the Guarantor's business connected therewith and symbolized thereby; (ii) all renewals thereof; (iii) all income, royalties, damages, and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof; (iv) all rights to sue for past, present, and future infringements or misappropriations thereof; and (v) all other rights corresponding thereto throughout the world.

"UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

2. Secured Obligations. This Unlimited Security Agreement has been executed to secure the full and punctual payment of all the amounts, whether in New Israeli Shekels, in United States Dollars or in any foreign currency, now and in future due to the Bank from the Guarantor and/or from the Affiliated Company, in any manner or way and for any reason, whether or not the amounts are due from the Affiliated Company in connection with the provision of the Banking Services, whether due from the Affiliated Company alone or together with others, whether the Affiliated Company has already become liable for them or becomes liable for them in the future, as debtor and/or guarantor and/or otherwise (including the Affiliated Company’s liability in accordance with bills that have been or are in the future delivered to the Bank either by the Affiliated Company or by third parties for discounting or as security and/or pursuant to any other liability of the Affiliated Company to the Bank), that are now and/or in future due, payable prior to or after realization of the collateral hereby given, absolutely or contingently due, pursuant to the Affiliated Company’s original obligation or formulated in a court judgment or otherwise, in an unlimited amount, plus any and all accrued interest, commissions and all expenses whatsoever, including the costs of realization, advocates' professional fees, insurance fees and other payments pursuant to this Security Agreement, with the addition of any sums of any type now or in the future due from the Affiliated Company to the Bank in any way in respect or as a result of linkage to any index or rate of exchange, including, without limitation, any such linked principal and linked interest (all the foregoing amounts being hereinafter referred to as the "Secured Sums").

3. Realization of Collateral. Upon the following, the Bank shall be entitled to exercise all rights and remedies of a secured party under the UCC, and may collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, and all such proceeds shall be used to pay the Bank all of the Secured Sums:

(a) on the due date of the Secured Sums (or any part thereof), if it has been agreed between the Bank and the Affiliated Company that the particular amount is payable on a particular date (giving effect to any grace periods as agreed between the Bank and the Affiliated Company or the Guarantor in writing), and the Affiliated Company has not paid such Secured Sums;

(b) at the end of ten (10) days from the date of receipt by Guarantor of the Bank’s first written demand to the Guarantor, if a due date has not been agreed as provided in paragraph (a) above, if such Secured Sums have not been paid by Affiliated Company;

(c) the occurrence of an Event of Default.

4. Interest.

(a) The Bank shall compute interest on the Secured Sums at such rate as has been or is in future from time to time agreed between it and the Affiliated Company. In cases in which the interest rate has not been agreed, the Bank may fix the interest rate for any part of the Secured Sums for which the Affiliated Company and Bank have not agreed on an interest rate, and give notice thereof to the Affiliated Company in accordance with interest rates customary at the Bank at such time. The Affiliated Company and/or Guarantor shall be charged such interest rates as aforesaid and the Bank may add them to principal at the end of each quarter or at the end of any other period, as determined by it.

(b) In an event of default in payment of all or any of the Secured Sums, they shall bear default interest at the rate agreed upon in the agreement for the provision of the Banking Services. In the absence of a provision with regard to default interest in those agreements, the Secured Sums shall bear interest at the maximum rate prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account, but not less than 2% (two percent) more than the interest rate fixed in the agreement for the provision of any Banking Service.

(c) In the event that the Bank becomes entitled to realize the Collateral under this Security Agreement it may increase the interest rates of the Secured Sums, commencing at such time when the Bank becomes entitled to realize the Collateral to the maximum rate prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account.

5. Grant of Security Interest.

(a)	As collateral security for the punctual and full payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of all the Secured Sums, and to induce the Bank to provide the Banking Services to the Affiliated Company, the Guarantor hereby grants to the Bank, a first priority lien on, and security interest in, to, and under the following property, now owned or hereafter acquired by the Guarantor (all of which being hereinafter collectively called the "Collateral"):

(i)	all Accounts, including, without limitation, all accounts receivable set forth in Schedule A attached hereto;

(ii)	all Chattel Paper;

(iii)	all Contracts;

(iv)	all Copyrights;

(v)	all Deposit Accounts other than the Deposit Accounts identified on Schedule I attached hereto;

(vi)	all Documents;

(vii)	all Equipment;

(viii)	all General Intangibles;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Patents;

(xiii)	all Patent Licenses;

(xiv)	all Trademarks;

(xv)	all Trade Secrets;

(xvi)	all Trademark Licenses;

(xvii)	the Company’s goodwill, as currently and at any time in future existing;

(xviii)	all other goods and personal property of the Guarantor whether tangible or intangible or whether now owned or hereafter acquired by the Guarantor and wherever located; and

(xix)	to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions, and replacements for, and rents, profits and linkage thereon, and products of each of the foregoing.

(xx)	any and all Intellectual Property owned or that shall be owned by the Guarantor, or to which it is or shall be entitled or that it possesses or shall possess any proprietary or other rights thereto, by virtue of any law, agreement or any other source whatsoever, including without limitation all Intellectual Property listed in Schedule B, including but not limited to all information or materials in any shape or form, relating to research, development, specifications, formulas, algorithms, prototypes, computer programs, records, data, designs, concepts, ideas, methods, techniques, processes, samples, trade secrets, analyses, materials, patents, pending patent applications, registered trademarks, pending trademark applications, and applications for registration, other data and information, as well as any improvements and derivatives thereof; and any and all Proceeds of the foregoing and all accessions to, substitutions, and replacements for, and rents, profits, and products of the foregoing.

The Guarantor hereby confirms that the list attached hereto as Schedule B, constitutes all of the Guarantor's Intellectual Property, including all patents, pending patent applications, registered trademarks, pending trademark applications, and applications for registration, to this date.

(b)	The Guarantor agrees to deliver promptly or cause to be delivered to the Bank all Pledged Shares, and any and all certificates or other instruments or documents representing any of the Collateral (together with any necessary endorsement). All Pledged Shares delivered to the Bank shall be accompanied by undated stock powers duly executed in blank (in form as attached in Schedule C) or other instruments of transfer satisfactory to the Bank and by such other instruments and documents as the Bank may reasonably request. Such stock powers and other documents and instruments shall be held by the Bank in escrow and may be executed by the Bank - at its sole and absolute discretion - only upon the occurrence of an Event of Default.

(c)	Upon signing this Agreement, and each time Schedule A is updated, Guarantor shall execute and deliver to bank, in a form as attached hereto in Schedule D, a specific assignment of such accounts of borrower listed in Schedule A.

(d)	The security interest that has been given to the Bank pursuant to this Security Agreement is of perpetual character notwithstanding settlement of all or any of the Affiliated Company's accounts and it shall remain in force until this Security Agreement is terminated pursuant to the provisions of Section 14 below.

(e)	Should the Bank have or in future be given collateral or guarantees for payment of the Secured Sums, all the collateral and guarantees shall be independent of each other.

(f)	Should the Bank compromise with or grant forbearance or a concession to the Affiliated Company, or should the Bank alter the Affiliated Company’s obligations in connection with the Secured Sums or release or waive other collateral or guarantees, the same shall not alter the nature of the collateral created pursuant to this Security Agreement and all the collateral and obligations of the Guarantor pursuant to this Security Agreement shall remain in full force and effect in accordance with the terms of the Security Agreement.

(g)	The Bank shall have rights of possession, lien and set-off over all the amounts, assets and rights, including securities, currency, gold, bank notes and documents for goods, insurance policies, bills, checks, obligations, deposits, collateral and the proceeds thereof, that are at the Bank at any time to or for the credit of the Guarantor, including those given for collection, security, safe keeping or otherwise. The Bank may withhold the said assets until full discharge of the Secured Sums or sell them and apply all of the proceeds of sale to the discharge of the Secured Sums, in accordance with the terms of this Security Agreement.

(h)	The Bank may at any time charge any of Guarantor's accounts held with it with any outstanding amount now or in future due to it from the Guarantor and apply the entire amount that it receives from or for the Guarantor to the credit of such amount as it deems fit, and transfer any amount standing to the Guarantor's credit in any account with it to any other account with it as the Bank deems fit.

6. Rights of the Bank; Limitations on the Bank's Obligations.

(a) The Bank shall have no obligation or liability under any contract by reason of or arising out of this Security Agreement or the granting to the Bank of a security interest therein or the receipt by the Bank of any payment relating to any contract pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the obligations of the Guarantor under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) So long as no Event of Default shall have occurred, the Guarantor shall be entitled to exercise all voting rights pertaining to the Pledged Shares and to give consents, waivers and ratifications in respect thereof, provided however that the Guarantor shall not vote or give any consent, waiver, or ratification if the effect thereof would in the reasonable judgment of the Bank impair the stock secured or pledged hereby or be inconsistent with or result in any violation of the provisions of this Security Agreement, and Guarantor shall notify the Bank regarding any shareholder action that may impair the Bank’s rights under this Security Agreement and the Bank shall have the exclusive right to vote any and all of the Pledged Shares and to give consents, waivers and ratifications in respect thereof, and the Guarantor shall deliver to the Bank such proxies or other documents and instruments as the Bank may request to further effectuate the foregoing. After the occurrence and during the continuance of an Event of Default, the Bank shall have the exclusive right to vote any and all of the Pledged Shares and to give consents, waivers and ratifications in respect thereof, and the Guarantor shall deliver to the Bank such proxies or other documents and instruments as the Bank may request to further effectuate the foregoing. For these purposes, the Guarantor designates and appoints the Bank as the Guarantor’s agent and attorney-in-fact for purposes of executing such documents and instruments as the Bank may consider necessary or appropriate for purposes of implementing this Agreement. The foregoing designation and appointment is irrevocable and coupled with an interest.

(c)   The Bank shall not be liable for failure to collect or realize upon the Collateral, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and had not been cured during the applicable cure period, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Shares and/ or to the Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a) Except for the security interest granted to the Bank pursuant to this Security Agreement, the Guarantor is the sole owner of each item of the Collateral in which it purports to grant any interest hereunder, having good and marketable title and unlimited rights thereto, free and clear of any and all Liens, assignments, restrictions, and any current or future rights whatsoever.

(b) No effective security agreement, financing statement, equivalent security or lien instrument, or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Guarantor in favor of the Bank pursuant to this Security Agreement.

(c) The Affiliated Company is an Israeli Company. The Affiliated Company’s registered office is at 9 Halamish Street, P.O. Box 3579, Caesarea 3088900, Israel. Guarantor is a fully-held subsidiary of the Affiliated Company, on a fully diluted and as-converted basis.

(d) Guarantor's exact legal name is as set forth in the preamble to this Agreement and Guarantor is not generally known by or using any fictitious or other name or trade name or style. Guarantor’s address is at 3290 Cumberland Club Drive, Suite 100, Atlanta, GA 30339, USA. Guarantor's address in Israel, to which any and all documents could legally be delivered, is at 9 Halamish Street, P.O. Box 3579, Israel.

(e) There is no legal, contractual or other restraint or condition prohibiting the transfer, charge or pledge of the Collateral, or of any part thereof.

(f) Guarantor is entitled to pledge or charge the Collateral pursuant to this Security Agreement.

(g) No assignment of right or other transaction has been made that derogates from the value of the Collateral as in effect on the date of this Security Agreement.

(h) Guarantor has received the necessary consents and/or waivers (if any) from its directors and stockholders pursuant to the certificate of incorporation and by-laws of Guarantor or the various investment agreements. A copy of the resolutions of the Guarantor's board of directors and shareholders' meetings approving the execution of this agreement and the grant of a security interest under the terms and conditions herein are attached hereto as Schedule E. No additional consents or waivers are necessary.

(i) Upon the appropriate UCC Financing Statements having been filed in the State of Delaware, this Security Agreement is effective to create and perfect a valid and continuing first priority charge on, and first priority perfected security interest in, the Collateral, with respect to which a security interest may be perfected by filing pursuant to the UCC, in favor of the Bank, prior to all other Liens, and is enforceable as such against creditors.

(j) Upon the appropriate filings and/or statements having been filed with the United States Patent and Trademark Office ("USPTO") if and to the extent applicable, and upon the filings of the UCC Financing Statement in the state of [Delaware], this Security Agreement is effective to create and perfect a valid and continuing first priority security interest in, and/or floating charge on, the respective Intellectual Property that is pledged in favor of the Bank, if any, prior to all other Liens, and is enforceable as such against creditors. As of the date of Execution of this Agreement, the Guarantor hereby represents and warrants that it is not the owner of any Patents or Trademarks.

(k) Upon entering into the Account Control Agreement, attached hereto as Schedule F, and upon the filings of the UCC Financing Statement in the state of Delaware, this Security Agreement is effective to create and perfect a valid and continuing , first priority security interest in, and/or floating charge on the Deposit Accounts in favor of the Bank, prior to all other Liens, and is enforceable as such against creditors, all subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

(l) Except for the filing of Financing Statements under the UCC and the filing of this Agreement with the USPTO, if and to the extent applicable, and entering into the attached Account Control Agreement no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required for the grant by the Guarantor or the effectiveness of the first priority security interest granted hereby or for the execution, delivery and performance of this Agreement by the Guarantor.

(m) The Guarantor is the owner and/or holds the rights of use under license or agreement, of all the intellectual property currently used for the purpose of its business; and

(n) The Guarantor is not currently in breach and there are no proceedings against it in connection with any breach of any intellectual property rights of any third party

8. Covenants. The Guarantor covenants and agrees with the Bank that from and after the date of this Security Agreement and until this Security Agreement is terminated pursuant to Section 14 below, unless compliance is waived by the Bank in writing:

(a) Guarantor shall properly preserve the Collateral.  On the date hereof and as of the date of any future delivery of Collateral to the Bank and at all times until the security interests granted by this Agreement are terminated pursuant to Section 14 hereof: (A) the Guarantor shall maintain ownership of such Collateral, unless conveyed during the ordinary course of business, subject to no adverse claim (including any lien, encumbrance or claim of legal or beneficial ownership), except the lien and security interest in favor of the Bank; (B) the Guarantor shall provide that at all times it will have full power, authority and legal right to pledge the Collateral to the Bank hereunder, and no consent, approval or other authorization of any person or governmental authority is required (except those which have been obtained) in connection therewith; and (C) the lien of this Agreement constitutes and will constitute a first priority perfected security interest in the Collateral in favor of the Bank.

(b) Guarantor shall notify the Bank forthwith of the imposition of an attachment over the Collateral and/or any of it, and forthwith notify the attacher of the charge in favor of the Bank and at the Guarantor's expense forthwith and without delay take all steps in order to remove the attachment. If the Guarantor does not take such steps as aforesaid the Bank may (but need not) take all steps to remove the attachment, and the Guarantor shall be liable immediately to pay the Bank all actual and reasonable expenses involved therein (including the professional fees of the Bank’s advocates);

(c) Guarantor shall not create any other lien or charge over the Collateral or any of it, and shall not assign and/or license (other than a limited license or similar type of commercial agreement entered into in the ordinary course of business) any right that the Guarantor has in the Collateral without obtaining the Bank’s prior written consent which shall not be unreasonably withheld;

(d) The Guarantor shall not issue shares in aggregate constituting more than 10% of the issued share capital to any other shareholder, without the Bank's prior written consent; provided, however, that any shares issued under such threshold shall not be superior to the Shares issued to the Affiliated Company, and shall only be of the classes of stock currently existing at the time of this Agreement.

(e) None of the tangible components of the Collateral shall be maintained at locations other than in the address as stated above or otherwise leased by Guarantor and/or by Affiliated Company. In the event that Guarantor, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Guarantor will first receive the written consent of the Bank, and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of the Bank. All inventory is in all material respects of good and marketable quality, free from material defects.

(f) Guarantor shall be responsible for the genuineness and accuracy of all signatures, endorsements and particulars on bills, documents and securities that have been and/or are in future given to the Bank by Guarantor as collateral;

(g) Guarantor shall pay on due date all the taxes, municipal rates, levies and other mandatory payments legally imposed over the Collateral and shall furnish the Bank, on demand, with all the receipts for such payments, and if the Guarantor does not duly make such payments, the Bank may make them at the Guarantor’s expense and charge it the payments, plus expenses and interest at the then maximum rate prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account. Those payments are secured by this Security Agreement;

(h) Guarantor shall keep books of account and permit the Bank or its representative at any time, upon a reasonable prior notification to Guarantor, during normal business hours and subject to customary non-disclosure restrictions, to examine the Guarantor's books.

(i) Guarantor undertakes to assist the Bank or its representatives and to give them on demand balance sheets, documents and any information reasonably required by the Bank, including explanations in connection with the financial and operational state of the Guarantor, its subsidiaries, and/or its business;

(j) There shall be no material change to the business of the Guarantor or its subsidiaries (if any) without the Bank’s prior written consent.

(k) At the sole expense of the Guarantor, the Guarantor will promptly, but no later than 15 days after the Execution Date to file a UCC-1 Financing Statement in substantially the form of Schedule G (the “UCC Financing Statement”) and any additional necessary and required financing statements under the UCC with respect to the Liens and security interests granted hereby. Guarantor will also promptly, following the request of the Bank, duly execute and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted. The Guarantor shall file all necessary continuation statements from time to time under the applicable provisions of Article 9 of the UCC in order to maintain the perfection of the Collateral. The Guarantor also hereby authorizes the Bank to file any such financing statement or continuation statement (including a notice that any disposition of the Collateral, by either the Debtor or any other Person, shall be deemed to violate the rights of Lenders under the Code) without the signature of the Guarantor to the extent permitted by applicable law.

(l) At the sole expense of the Guarantor, the Guarantor will promptly, but no later than 30 days after the Execution Date, record a security interest with the USPTO, if and to the extent applicable, including, inter alia, file this Agreement and any additional necessary and required filings and/or statements with respect to the Liens and security interests granted hereby, with the USPTO. Guarantor will also promptly, following the request of the Bank, duly execute and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted. The Guarantor also hereby authorizes the Bank to file any such documents without the signature of the Guarantor to the extent permitted by applicable law;

(m) The Guarantor will promptly, but no later than 3 business days from the Execution Date, enter into the attached Account Control Agreement;

(n) Guarantor undertakes not to enter into any account control agreement with respect to any of its existing or future Deposit Accounts, without the Bank's prior written consent.

(o) In any suit, proceeding, or action brought against the Bank by a third party, relating to any part of the Collateral, the Guarantor will save, indemnify, and keep the Bank harmless from and against all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from the Guarantor, and all such obligations of the Guarantor shall be and remain enforceable against and only against the Guarantor and shall not be enforceable against the Bank;

(p) Guarantor will not create, permit, or suffer to exist, any Lien on the Collateral, will defend the Collateral against, and take such other action as is necessary to remove any unauthorized Lien on the Collateral, and will defend the right, title, and interest of the Bank in and to any of the Guarantor's rights under the Collateral;

(q) Guarantor hereby agrees that if the Guarantor changes its name, its type of organization or its state of organization, the Guarantor will promptly thereafter notify the Bank in writing of the additions or changes. Guarantor will not change its state of incorporation or its name, identity, or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-503 of the UCC (or any other then applicable provision of the UCC) unless the Guarantor shall have given the Bank at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Bank to amend such financing statement or continuation statement so that it is not seriously misleading;

(r) Throughout the subsistence of this Security Agreement, Guarantor undertakes: (i) not to pay its stockholders any loan or funds that the stockholders have lent or do in future lend to the Guarantor or any funds that they have invested and/or do in future invest in the Guarantor without the Bank’s prior written consent; (ii) not to declare, pay or set aside dividends on shares of capital stock of itself without the Bank’s prior written consent; (iii) not to enter into any related party transactions with Affiliated Company; and (iv) not to enter into any related party transactions with any of Guarantor's and/or Affiliated Company's office holders and/or directors (other than standard and arm's-length employment agreements and service agreements with Guarantor's office holders); provided, however, that limitations (i), (ii) and (iii) shall not apply in the event that (and as long as) Affiliated Company remains the sole shareholder of Guarantor.

(s) Upon the execution of this Security Agreement by all parties hereto, the Guarantor shall provide the Bank with a written legal opinion of Guarantor’s Counsel in the form attached hereto as Schedule H.

(t) No later than 45 days after the Execution Date, Guarantor shall provide the Bank with copies of the UCC Financing Statement certifying the filing of the first priority security interest granted herein;

(u) No later than 45 days after the registration of any Patents or Trademarks with the USPTO, Guarantor shall provide the Bank with an official document evidencing the filing of a copy of this Agreement with the USPTO, if and to the extent applicable, and certifying the filing of the first priority security interest in the Intellectual Property, granted herein;

(v) Guarantor shall file annual franchise tax report and pay annual franchise tax which it is required to file under the laws of the State of Delaware on a timely basis;

(w) Guarantor shall update the Bank of its accounts receivable every six months. Upon such notification, Guarantor shall update Schedule A accordingly, and have the updated schedule re-submitted and re-filed; and

(y) In each instance from time to time on a recurring basis in which the collective account balances of the bank accounts denoted with an asterisk on Schedule I attached hereto exceed $200,000 in the aggregate, the Guarantor shall no later than seven (7) days thereafter either reduce such collective balances below $50,000 or proceed to enter into a deposit account control agreement with such depository institution and the Bank on substantially similar terms to this Agreement.

(z) The account balance of the "Payroll Account" set forth on Schedule I attached hereto shall not exceed $500,000 in the aggregate, for a period of more than seven (7) consecutive days, and shall only be used for payroll purposes.

(aa) The account balance in the Certificate of Deposit account set forth on Schedule I attached hereto shall not exceed $110,000 + accruing interest, in the aggregate, and shall only be used to secure payments to the Atlanta offices landlord.

9. Exchange Rate. Having regard to the fact that the amounts that are now and in future due to the Bank from the Guarantor on account of the Secured Sums can be both in Israeli currency and in foreign currency, it is hereby agreed and declared that the Bank, may convert Israeli currency in their possession to foreign currency as necessary for the full or partial discharge of the Secured Sums that are due to the Bank in foreign currency and convert foreign currency in their possession to Israeli currency, at the rates of exchange existing at the time when any such conversions are actually made by either of them.

The expression “rate of exchange” means:

(a) in respect of the time when there is a restraint by Israeli law in respect of the free use of foreign currency in Israel - the highest amount of Israeli currency that an Israeli resident is required to pay for a unit of the currency of such debt to an entity duly licensed to trade in Israel in foreign currency, together with the bank commission for such transaction;

(b) in respect of the time when there is no such restraint - the highest price for the purchase of a unit of the currency of such debt existing at the Bank of Israel in respect of bank telegraphic withdrawals on a city for the time being known as one of the financial centers of the state in which the currency of the debt is legal tender or in New York, at the option of the Bank, together with the bank commission for such transaction.

10. Events of Default. Without prejudice to the generality of the provisions of this Security Agreement or any other written agreement between the parties with respect to the Bank’s right to call for immediate payment of all or any of the Secured Sums, the Bank may in any of the under-mentioned cases ("Events of Default") call for the immediate payment by the Guarantor of all or any of the Secured Sums, without prior notice to the Guarantor and/or the Affiliated Company, unless otherwise stated below:

(a) if Affiliated Company and/or Guarantor fails to pay any payment pursuant to any agreement (including the principal amount, interest, linkage, expenses and/or related fees) to the Bank, when due.

(b) if a voluntary winding-up resolution is passed by the Guarantor and/or the Affiliated Company or if a winding-up order or a suspension of proceedings order is issued against either of the Guarantor and/or the Affiliated Company by the court or if the court calls a creditors meeting for the purpose of finding an arrangement with them or if the Guarantor's and/or the Affiliated Company’s name has been removed or is about to be removed from any register operated by law;

(c) if a provisional or permanent receiver, receiver and manager or liquidator is appointed over Guarantor's and/or over any of its subsidiaries' and/or over Affiliated Company's material assets or any of them; or if a petition for the appointment of any of the above has been filed by any party against any asset of either of Guarantor and/or Affiliated Company.

(d) if an attachment (temporary or permanent) covering any obligation is imposed over all or any of the Guarantor’s and/or Affiliated Company's assets or over any of the Collateral given by the Guarantor to the Bank or if any act of execution in respect of any obligation is taken against either of them; provided however that in the case of an attachment that was only registered (and which did not remove any assets), then only to the extent that the registered attachment has not been revoked or reversed within 60 days thereafter; Such 60 day period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(e) if Guarantor and/or the Affiliated Company stops paying its debts to third parties for a period longer than two months;

(f) if the Affiliated Company's business or a substantial part of it is stopped for three or more weeks, or if Affiliated Company's business or a substantial part of it is shut down; Such time period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(g) if Affiliated Company has been declared as a "Limited Customer" or as a "Severe Limited Customer", as such terms are defined in the Israeli Checks Without Cover (bad checks) Law, 1981.

(h) if all or a significant portion of the Affiliated Company's current assets (inventory) are burned, lost or otherwise damaged, and not replaced with insurance proceeds; or if all or a significant portion of the Affiliated Company's fixed assets (including, for avoidance of doubt, manufacturing lines) are burned, lost or otherwise damaged, and the Affiliated Company does not have sufficient inventory to enable continuous sales (at least at the same volume as existing prior to such event);

(i) if more than $50,000 of the Collateral value is burned, lost or otherwise damaged and not replaced with insurance proceeds;

(j) if there has been a change in the identity of the security holders and/or of the security - holdings of the Guarantor (except in the event of an initial public offering of the Guarantor) without the Bank’s prior written approval, or if there has been a change of control in the Affiliated Company (“control” shall have the meaning ascribed to it in the Israeli Securities Law, 1968);

(k) if the Bank, at its reasonable discretion, takes the view that a material change in the Guarantor's financial situation has occurred, that may materially impair Guarantor’s ability to dispose of its payment obligation relating to the Secured Sums;

(l) if, at the Bank's reasonable commercial opinion, there is a material deterioration in the value of the Collateral (excluding deterioration due to foreign currency exchange rates);

(m) if Guarantor and/or the Affiliated Company is required to accelerate the discharge of debts that it owes to other creditors;

(n) if Guarantor materially breaches or does not perform any of the covenants set forth in this Security Agreement and/or any of the material obligations that are contained in this Security Agreement and/or any agreement and/or instrument and/or contract made in the past and/or future between the Guarantor and the Bank and which breach or non-performance is not cured within thirty (30) days of receiving notice, except that Guarantor shall have an additional sixty (60) days if Guarantor has commenced performance and such performance will require more than thirty (30) days for compliance; provided, however, that such period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(o) if it transpires that any warranty of the Guarantor in this Security Agreement and/or any contract made in the past and/or future between Guarantor and the Bank is incorrect in a material respect and/or inaccurate or incomplete in any material respect;

(p) if Guarantor and/or the Affiliated Company alter any of their charter documents in such manner as to have a material adverse effect on the ability of Affiliated Company to comply with any of its obligations under the loan agreements, and /or on the ability of Guarantor to comply with any of its obligations under this Security Agreement;

(q) if Guarantor and/or the Affiliated Company pass a resolution to merge with another company, whether as absorbing or target company (including, for avoidance of doubt, any action as a result of which Guarantor and/or Affiliated Company purchase assets and/or obligation of another party, or transfers assets in consideration for securities of another party), without the Bank’s prior consent which shall not be unreasonably withheld;

(r) if any license, consent, approval or registration of any of the Intellectual Property or the intellectual property rights of the Guarantor and/or the Affiliated Company is denied, becomes void, suspended or is materially prejudiced, and has a material effect on such company.

(s) if Guarantor does not file the appropriate UCC Financing Statements in the State of Delaware; or if Guarantor does not file the necessary continuation statements from time to time under the applicable provisions of Article 9 of the UCC in order to maintain the perfection of the Collateral, or if any other security interest is perfected in the Collateral, having a higher priority over the Bank.

(t) if Guarantor does not file the appropriate filings with the USPTO in order to perfect the Guarantor's security interest in the Guarantor's future Intellectual Property; or if Guarantor does not file the necessary continuation filings, if such are required in order to maintain the perfection of the Intellectual Property Collateral, or if any other security interest is perfected relating to the Intellectual Property having a higher priority over the Bank. For avoidance of doubt, it is hereby explicitly stipulated, that as of the date hereof, Guarantor has no registered Patents, and thus no such filings are currently required.

(u) If the Guarantor shall issue any shares to any other shareholder, without the Bank's prior written consent.

(v) If the Guarantor shall not file annual franchise tax report and pay annual franchise tax which it is required to file under the laws of the State of Delaware on a timely basis.

(w) If an event of default shall be declared by the Bank pursuant to any agreement with either the Affiliated Company or the Guarantor.

11. The Bank's Appointment as Attorney-in-Fact.

(a) Upon any of the events set forth in section 3 above, the Bank may take all the steps it deems fit in order to collect all the Secured Sums, realize the Collateral in any way that the law permits and exercise all its rights pursuant to this Security Agreement, in whole or in part, and apply the proceeds thereof in discharge of the Secured Sums, without the Bank having to enforce or realize any other guarantees or collateral that it might have (whether against Guarantor or against any third party). Upon the giving of such notice (if any) as may be required by law, the Bank may, at its discretion, as the Guarantor’s attorney, for which purpose the Guarantor irrevocably appoints the Bank as its attorney, sell the Collateral or any part of it by auction, public sale, private sale or otherwise, itself or through others and on conditions at the Bank’s absolute discretion, and the Bank may itself or by the court or execution office realize the Collateral granted to it pursuant to this Security Agreement or otherwise by the appointment of a receiver or receiver and manager on behalf of the Bank (and the Guarantor agrees in advance to any person or legal entity that the Bank appoints or proposes as receiver and manager as aforesaid) at Guarantor’s expense and amongst his other powers, he may:

(i) ask, demand, collect, receive, and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Guarantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by the Bank for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Bank or as the Bank shall direct; (B) receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action, or proceeding brought against the Guarantor with respect to any Collateral; and (F) settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate.

(iv) (i) place a “hold” on any account maintained with Guarantor and/or (ii) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral (including, without limitation, an Account Control Agreement);

(b) The Bank agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Bank pursuant to this Section 11. The Guarantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 11 is a power coupled with an interest and shall be irrevocable until this Security Agreement is terminated pursuant to Section 14 below.

(c) The powers conferred on the Bank hereunder are solely to protect the Bank's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its representatives or agents shall be responsible to the Guarantor for any act or failure to act, except for its own gross negligence, bad faith, misrepresentation, fraud or willful misconduct.

(d) The Guarantor also authorizes the Bank, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to execute, in connection with the sale provided for in Section 13 hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

12. Performance by the Bank of Guarantor's Obligations. If the Guarantor materially fails to perform or comply with any of its material agreements contained herein and the Bank, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon, shall be payable by the Guarantor to the Bank on demand and shall constitute Secured Sums secured hereby.

13. Remedies, Rights Upon Default.

(a) Upon the occurrence of any of the events set forth in Section 3 above, and provided that the Secured Sums had not been fully paid, the Bank will be entitled to exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing, or relating to the Secured Sums, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Guarantor expressly agrees that upon the occurrence of any such Event of Default (and provided that such Event of Default had not been cured during the applicable cure period), the Bank, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) or upon the Guarantor or any other person (all and each of which demands, advertisements, and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Bank's offices or elsewhere at such prices on such terms as the Bank may deem commercially best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold. The Guarantor further agrees, at the Bank's request, to assemble the Collateral and make it available to the Bank at places that the Bank shall reasonably select, whether at the Guarantor's premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, as provided in Section 13(d) hereof, the Guarantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including section 9-610 of the UCC, need the Bank account for the surplus, if any, to the Guarantor. To the maximum extent permitted by applicable law, the Guarantor waives all claims, damages, and demands against the Bank arising out of the repossession, retention, or sale of the Collateral except such as arise out of the gross negligence, fraud, misrepresentation, bad faith or willful misconduct of the Bank. The Guarantor agrees that the Bank need not give more than sixty (60) days' prior notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Guarantor at its address referred to in Section 17 hereof with confirmation of receipt) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Secured Sums.

(b) The Guarantor also agrees to pay all costs of the Bank, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Except as otherwise set forth in this Security Agreement, the Guarantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) The Proceeds of any sale, disposition, or other realization upon all or any part of the Collateral shall be distributed by the Bank in the following order:

(a)	first, in discharge of all expenses incurred in connection with collecting the Secured Sums, including the expenses and remuneration of any receiver and/or manager at such rate as reasonably fixed by the Bank;

(b)	second, in discharge of the further amounts that are due to the Bank in consequence of the linkage conditions, the interest, damages, commission and expenses now and in future due to the Bank pursuant to this Security Agreement;

(c)	third, in discharge of the principal of the Secured Sums; and

(d)	fourth, to pay to the Guarantor, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

(e) The Bank shall not be required to resort to or pursue any of its rights or remedies under or with respect to any other agreement or any other collateral or charge before pursuing any of its rights or remedies under this Security Agreement. The Bank may pursue its rights and remedies in such order as it determines, and the exercise by the Bank of any right or remedy will not preclude the Bank from exercising any other right or remedy.

(f) Until such time as any of the events set forth in Section 3 above have occurred, the Bank shall not exercise the rights set forth in subsection (a) above, including without limitation giving a Notice of Exclusive Control under the Deposit Account Control Agreement by and among the Bank, the Guarantor and Bank Leumi USA dated as of July 19th, 2017 (as such term is defined therein) or the giving of any similar notice under any other deposit account control agreement granting a security interest in any deposit account entered into pursuant to this Agreement or as a result of the Banking Services.

14. Termination. The Bank shall terminate this Security Agreement upon the Guarantor’s request provided that there has been the full repayment of all outstanding Secured Sums, all credit lines of the Affiliated Company are cancelled, and there remain no obligations towards the Bank or any outstanding credit facilities either of Guarantor or of Affiliated Company. Upon termination of this Security Agreement the Bank will release the security interest hereunder and will provide the Guarantor with any required approval or executed documents to the Secretary of State of the State of Delaware to remove the security interest in favor of the Bank under this Security Agreement.

15. Appointment of the Bank; Limitation on the Bank's Duty in Respect of Collateral. The Bank shall be obligated and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Security Agreement, and the Bank shall be bound thereby. So long as the Bank complies with reasonable banking practices, the Bank shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Bank shall use reasonable care with respect to the Collateral in its possession or under its control. Furthermore, neither the Bank nor any of its officers, directors, agents, or employees shall be liable for any action taken or omitted by any of them hereunder or in connection herewith or therewith, unless caused by it or their gross negligence, fraud, misrepresentation, bad faith or willful misconduct. Upon request of the Guarantor, the Bank shall account for any monies received by it in respect of any foreclosure on or disposition of the Collateral.

16. Reinstatement. Subject to the provisions of Section 14 above, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors, or should a receiver or trustee be appointed for all or any significant part of the Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Sums, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Sums, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Sums shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, and confirmed by answerback addressed as follows:

(a)	If to the Bank:

Mizrahi Tefahot Bank Ltd.

7 Jabotinsky Street

Ramat Gan, Israel

Email: Dani_maor@umtb.co.il

Attention: Dani Maor

with a copy to:	E. Landau Law Offices

7 Jabotinsky Street.

Ramat Gan, Israel

Facsimile: 972-2-561-8212

Attention: Shlomo Farkas, Adv.

(b)	If to the Guarantor:

Itamar Medical Inc.

c/o Itamar Medical Ltd.

9 Halamish Street, P.O. Box 3579

Caesarea 3088900, Israel

Attn: Shy Basson, CFO

Itamar Medical Inc.

3290 Cumberland Club Drive

Suite 100, Atlanta, GA 30339

Attn: Shy Basson, CFO

with a copy to:	Itamar Medical Ltd.

9 Halamish Street, P.O. Box 3579

Caesarea 3088900, Israel

Attn: Gil Ashkenazi, Legal Counsel

or at such other address in Israel, as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied, and confirmed by telecopy answerback, or five (5) Business Days after the same shall have been deposited in the local postal service in Israel or in the U.S. To the extent permitted under applicable law, failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication, unless the recipient thereof has been materially prejudiced by such failure or delay.

Guarantor hereby irrevocably designates, appoints and empowers Mr. Shy Basson, 9 Halamish Street, P.O. Box 3579, Caesarea 3088900, Israel to receive for and on behalf of the Guarantor, any and all notices and/or correspondence relating to this Agreement and/or to Guarantor‘s relations with the Bank, including without limitation, service of process issued out of the courts of the State of Israel or by or on behalf of the Bank or in any other manner in any legal action or proceedings arising out of or in connection with this Agreement. Any service of process to the above mentioned agent shall be deemed as service of process to the Guarantor itself. Guarantor hereby irrevocably agrees that if its agent ceases to have an address in Israel or ceases to act as its agent it shall appoint a new agent in Israel and will deliver to the Bank within 7 days a copy of a written acceptance of appointment by its agent.  If at any time Guarantor appoints a new agent it shall give notice to the Bank of such appointment and until such time service on the agent last known to the other party shall be deemed to be effective service.

18. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. No Waiver; Cumulative Remedies. Neither party shall, by any act, delay, omission, or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the waiving party, and then only to the extent therein set forth. A waiver by either party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of a party hereunder, any right, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except by an instrument in writing, duly executed by the Bank and the Guarantor.

20. Successors and Assigns; Governing Law.

(a) This Security Agreement and all obligations of the Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Secured Sums or any portion thereof or interest therein shall in any manner affect the security interest granted to the Bank, hereunder.

(b) This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware.

(c) All parties to this Security Agreement hereby irrevocably consent to the jurisdiction of the courts in Tel Aviv, Israel, with respect to all matters related to and /or arising of this Agreement. The competent court in Tel Aviv is hereby vested with jurisdiction for the purpose of this Security Agreement, but the Bank may also take legal proceedings in any other competent court and/or jurisdiction. Subject to the provisions set forth in this section, all parties waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Security Agreement.

21. Further Indemnification. The Guarantor agrees to pay, and to save the Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement, except for losses caused by the Bank’s gross negligence, fraud, misrepresentation, bad faith or willful misconduct.

22. Books of Account. Guarantor confirms that the Bank’s books and accounts are acceptable to it, shall be deemed correct and shall serve as prima facie evidence against it of all their particulars, including as regards the computation of the Secured Sums, the details of the bills and guarantees and the other collateral and every other matter relating to this Security Agreement.

23. Waiver of Jury Trial. Each of the parties to this Security Agreement waives all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder. The parties acknowledge that the foregoing waiver is knowing and voluntary.

24. Section Titles. The section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

25. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

26. Transfer of Rights. The Bank may at any time, at its discretion, without needing the Guarantor’s consent, transfer to a corporation under its control or to another banking institution or to any venture capital or secondary fund with whom the Bank has transferred warrants or security agreements relating to at least two (2) operating high-technology companies, this Security Agreement and the rights pursuant hereto, including the Collateral, in whole or parts, and any such transferee may transfer the said rights without requiring further consent from Guarantor to a corporation under its control or to another banking institution or to any venture capital or secondary fund. The transfer may be made by endorsement of the Security Agreement or in such other manner as the Bank deems fit.

Notwithstanding the above, in the event that the Bank declares an Event of Default under section 10 above, the Bank may freely transfer this Security Agreement and the rights pursuant hereto, including the Collateral, in whole or parts, to any third party it deems fit, and any such transferee may transfer the said rights without requiring any further consent.

[Signature page Follows]

[Security Agreement dated March 12th, 2019 - Signature Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Mizrahi Tefahot Bank Ltd.	Guarantor

By:	By:

Schedule A:

List of Accounts

Schedule B:

List of IP.

None.

Schedule C:

Pledged Shares' Certificates + Undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Bank and by such other instruments and documents as the Bank may reasonably request.

None.

Schedule D:

ASSIGNMENT OF FUNDS

In consideration of One Dollar cash in hand, the receipt and sufficiency of which are hereby acknowledged, Itamar Medical, Inc., a Delaware corporation (“Guarantor”), hereby irrevocably assigns to Mizrahi Tefahot Bank (“Bank”) all accounts receivable due to it from all customers listed in Schedule A, and does hereby authorize and instruct them to pay to the Bank all amounts now due or which later become due to Guarantor, and authorizes the Bank to endorse any checks received in the name of Guarantor.

Itamar Medical, Inc.	Guarantor

By:	By:

Schedule E:

A copy of the resolutions of the Guarantor's board of directors or to be done by unanimous consent of shareholders approving the execution of this agreement and the grant of a security interest under the terms and conditions herein.

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted schedule to the U.S. Securities and Exchange Commission upon request.]

Schedule F:

Deposit Account Control Agreement

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted schedule to the U.S. Securities and Exchange Commission upon request.]

Schedule G:

UCC Financing Statement

To be provided.

Schedule H:

Legal opinion of Guarantor’s Counsel

To be provided.

Schedule I

[Omitted. The registrant agrees to furnish supplementally a copy of such omitted schedule to the U.S. Securities and Exchange Commission upon request.]